Exhibit (11)(b)



                          CONSENT OF PUBLIC AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information, and to the incorporation by reference of our report on the Statement of Changes in Net Assets and Financial Highlights of The Prairie Institutional Funds dated February 22, 1996 in this Registration Statement (Form N-1A No. 33-13990) of Pegasus Funds.




                                                   /s/ Ernst & Young LLP
                                                   ---------------------
                                                   ERNST & YOUNG LLP



New York, New York
May 14, 1997